Exhibit 10.57

EXECUTION VERSION

REPURCHASE AND FORBEARANCE AGREEMENT

This Repurchase and Forbearance Agreement (this “Agreement”), dated June 15, 2026, is by and between NewGenIvf Group Limited, a business company incorporated under the laws of the British Virgin Islands (the “Company”), and JAK Opportunities VI LLC, a Delaware limited liability company (the “Investor”). The Company and the Investor are referred to herein collectively as the “Parties” and individually as a “Party.” Capitalized terms not defined herein shall have the meaning as set forth in the Existing Securities Purchase Agreements (as defined below), as applicable.

RECITALS

A. On August 7, 2024, the Parties entered into that certain Securities Purchase Agreement (as amended, modified or waived prior to the date hereof, the “2024 Securities Purchase Agreement”), pursuant to which, among other things, the Company issued to the Investor (i) that certain senior convertible note of the Company, dated as of July 16, 2025, in the aggregate original principal amount of $2,000,000 (as amended, modified or waived prior to the date hereof, the “2024 Note”) and (ii) certain Warrants (as defined in the 2024 Securities Purchase Agreement) (as amended, modified or waived prior to the date hereof, collectively, the “Original Warrants”).

B. On April 1, 2025, the Parties entered into that certain Securities Purchase Agreement (as amended, modified or waived prior to the date hereof, the “2025 Securities Purchase Agreement”, and together with the 2024 Securities Purchase Agreement, the “Existing Securities Purchase Agreements”, and each, an “Existing Securities Purchase Agreement”), pursuant to which, among other things, the Company issued to the Investor that certain senior convertible note of the Company, dated as of June 3, 2025, in the aggregate original principal amount of $3,200,000 (as amended, modified or waived prior to the date hereof, the “2025 Note”, and together with the 2024 Note, the “Original Notes”, and collectively with the Original Warrants, the “Original Securities”). The Original Securities and the Existing Securities Purchase Agreements are collectively referred to herein as the “Existing Transaction Documents”).

C. Pursuant to Section 1(b)(ii) of the 2024 Securities Purchase Agreement, the Company may sell to the Investor, and the Investor may purchase from the Company, one or more Additional Notes in one or more Additional Closings (the “2024 Additional Closing Option”).

D. Pursuant to Section 1(b)(ii) of the 2025 Securities Purchase Agreement, the Company may sell to the Investor, and the Investor may purchase from the Company, one or more Additional Notes in one or more Additional Closings (the “2025 Additional Closing Option”, and together with the 2024 Additional Closing Option, the “Additional Closing Options”).

E. As of the date hereof, the Investor holds Original Notes with such aggregate amounts outstanding thereunder (the “Purchased Note Amount”) as set forth on the signature page of the Investor attached hereto (collectively, the “Purchased Notes”).

F. As of the date hereof, the Investor holds Original Warrants exercisable into such aggregate number (the “Purchased Warrant Number”) of Ordinary Shares (without regard to any limitations on exercise set forth therein) as set forth on the signature page of the Investor attached hereto (collectively, the “Purchased Warrants”, and together with the Purchased Notes, the “Purchased Securities”).

G. The Parties desire to enter into this Agreement, pursuant to which, among other things, the Company shall (i) repurchase from the Investor, and the Investor shall sell to the Company, the Original Notes at an aggregate purchase price of $4,531,250 (the “Note Purchase Price”), (ii) repurchase from the Investor, and the Investor shall sell to the Company, the Purchased Warrants at an aggregate purchase price of $600,000 (the “Warrant Purchase Price”), and (iii) pay to the Investor an aggregate amount of $2,250,000 (the “Forbearance Payment Amount”, and together with the Note Purchase Price and the Warrant Purchase Price, each, a “Payment Amount”, and collectively, the “Aggregate Payment Amount”) to (x) forbear the Additional Closing Options and (y) subject to payment of the Aggregate Payment Amount, waive the Additional Closing Options.

NOW THEREFORE, in consideration of the premises and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledge, the Parties agree as follows:

1. Repurchase and Cancellation of Purchased Notes. On each date set forth in column (1) of Schedule I attached hereto (the “Installment Schedule”, and each such date, an “Installment Date”), the Company shall pay to the Investor, subject the terms and conditions set forth herein, such portion of the Note Purchase Price equal to such note installment amount set forth opposite such Installment Date in column (2) of the Installment Schedule (each, a “Note Installment Amount”) by wire transfer of immediately available funds in U.S. dollars. Effective as of such date that the Company shall have paid the Note Purchase Price, in full, to the Investor, the Investor hereby sells, assigns, delivers and transfers to the Company all of its right, title and interest in and to the Purchased Notes (the “Note Repurchase”), which shall thereafter be cancelled by the Company. Effective as of the Effective Time (as defined below), the Investor hereby agrees to forbear from converting all, or any portion, of the Purchased Notes unless or until (x) any breach or default by the Company of any term of this Agreement occurs and remains uncured for a period of at least three (3) Trading Days (each, a “Cure Period”, and each such uncured breach or default, a “Forbearance Default”), (y) the occurrence of any Event of Default (as defined in the Purchased Notes), regardless of whether such Event of Default is subsequently cured (and together with each Forbearance Default, each, a “Default”), or (z) such time as the Purchased Notes are no longer outstanding (the “Conversion Forbearance”).

2. Repurchase and Cancellation of Purchased Warrants. On each Installment Date, the Company shall pay to the Investor, subject the terms and conditions set forth herein, such portion of the Warrant Purchase Price equal to such warrant installment amount set forth opposite such Installment Date in column (3) of the Installment Schedule (each, a “Warrant Installment Amount”) by wire transfer of immediately available funds in U.S. dollars. Effective as of such date that the Company shall have paid the Warrant Purchase Price, in full, to the Investor, the Investor hereby sells, assigns, delivers and transfers to the Company all of its right, title and interest in and to the Purchased Warrants (the “Warrant Repurchase”), which shall thereafter be cancelled by the Company. Effective as of the Effective Time, the Investor hereby agrees to forbear from exercising all or any portion of the Purchased Warrants unless or until (x) any Default occurs or (y) such time as the Purchased Warrants are no longer outstanding (the “Exercise Forbearance”).

3. Forbearance Payments. On each Installment Date, the Company shall pay the Investor, subject the terms and conditions set forth herein, a portion of the Forbearance Payment Amount equal to such forbearance installment amount set forth opposite such Installment Date in column (4) of the Installment Schedule (each, a “Forbearance Installment Amount”, and together with the Note Installment Amounts and Warrant Installment Amounts, each, an “Installment Amount”) by wire transfer of immediately available funds in U.S. dollars.

4. Forbearance of Additional Closings under the Existing Securities Purchase Agreements. Effective as of the Effective Time, unless or until (x) any Default occurs or (y) the Aggregate Payment Amount is satisfied in full (such period, the “Forbearance Period”), the Investor agrees to forbear from requesting or consummating any Additional Closing pursuant to the Additional Closing Options (the “Additional Closing Forbearance”, and together with the Conversion Forbearance and the Exercise Forbearance, the “Forbearances” and each, a “Forbearance”).

5. Waiver of Additional Closings under the Existing Securities Purchase Agreements. Provided that the Company is not in breach of its obligations under this Agreement, effective as of such date that the Company shall have paid the Aggregate Payment Amount, in full, to the Investor, the Investor and the Company hereby mutually acknowledge and agree that Section 1(b)(ii) of each Existing Securities Purchase Agreement shall be of no further force or effect and no further Additional Closings shall occur thereunder (the “Additional Closings Waiver”).

6. Prepayments.

a. Optional Prepayments. The Company may prepay all, or any portion, of the outstanding Aggregate Payment Amount at any time without penalty (each, an “Optional Prepayment”). Any Optional Prepayments made by the Company to the Investor in accordance herewith shall be applied as follows: (i) first, to the Note Purchase Price, by proportionally reducing each Note Installment Amount, until the Note Purchase Price is satisfied in full, and (ii) second, allocated pro rata to the Warrant Purchase Price and the Forbearance Payment Amount, by proportionally reducing each Installment Amount with respect to such Payment Amount, until the Aggregate Payment Amount is satisfied in full. The Investor may deliver a revised Installment Schedule to the Company reflecting any adjustments to the Installment Schedule as a result of any Optional Repayments, any Mandatory Repayments (as defined below) or pursuant to Section 7, which shall amend the Installment Schedule thereafter unless disputed by the Company.

b. Mandatory Prepayments. At least one (1) Trading Day prior to any proposed or intended Subsequent Placement (in each case, other than with respect to Excluded Securities (as defined below)) (each, an “Eligible Subsequent Placement”), the Company shall deliver to the Investor a written notice (each such notice, a “Mandatory Prepayment Notice”) specifying (i) the aggregate gross proceeds (less any reasonable and documented legal fees and expenses) of such Eligible Subsequent Placement (each, a “Subsequent Placement Proceeds Amount”), (ii) the applicable Mandatory Prepayment Amount (as defined below), and (iii) the applicable Mandatory Prepayment Date (as defined below). The Company shall pay a prepayment amount to the Investor equal to sixty-six percent (66%) of the Subsequent Placement Proceeds Amount of such Eligible Subsequent Placement (each, a “Mandatory Prepayment Amount”), which Mandatory Prepayment Amount shall be applied pro rata among the Payments Amounts, by proportionally reducing each Installment Amount with respect to such Payment Amount. For the avoidance of doubt, a Payment Amount’s pro rata portion of each Mandatory Prepayment Amount shall be based on the quotient of (x) such Payment Amount on the date hereof divided by (y) the Aggregate Payment Amount on the date hereof. Unless waived in writing by the Investor, on the date of the consummation of such Eligible Subsequent Placement (each, a “Mandatory Prepayment Date”), the Company shall pay the Investor in cash (each, a “Mandatory Prepayment”), without the requirement for any notice or demand or other action by the Investor or any other Person, an amount equal to applicable Mandatory Prepayment Amount.

c. For purposes of this Agreement, “Excluded Securities” means (i) Ordinary Shares or standard options to purchase Ordinary Shares issued to directors, officers or employees of the Company for services rendered to the Company in their capacity as such pursuant to an Approved Share Plan (as defined in the 2025 Note), provided that (A) all such issuances (taking into account the Ordinary Shares issuable upon exercise of such options) after the date hereof pursuant to this clause (i) do not, in the aggregate, exceed more than 10% of the Ordinary Shares issued and outstanding immediately prior to the date hereof and (B) the exercise price of any such options is not lowered, none of such options are amended to increase the number of shares issuable thereunder and none of the terms or conditions of any such options are otherwise materially changed in any manner that adversely affects the Investor; (ii) Ordinary Shares issued upon the conversion or exercise of Convertible Securities (as defined in the 2025 Notes) or Options (as defined in the 2025 Notes) (other than standard options to purchase Ordinary Shares issued pursuant to an Approved Share Plan that are covered by clause (i) above) issued prior to the date hereof, provided that the conversion price of any such Convertible Securities (other than standard options to purchase Ordinary Shares issued pursuant to an Approved Share Plan that are covered by clause (i) above) is not lowered, none of such Convertible Securities or Options (other than standard options to purchase Ordinary Shares issued pursuant to an Approved Share Plan that are covered by clause (i) above) are amended to increase the number of shares issuable thereunder and none of the terms or conditions of any such Convertible Securities or Options (other than standard options to purchase Ordinary Shares issued pursuant to an Approved Share Plan that are covered by clause (i) above) are otherwise materially changed in any manner that adversely affects the Investor; (iii) Ordinary Shares issued in connection with any bona fide strategic or commercial alliances, acquisitions, mergers, licensing arrangements, strategic transactions and strategic partnerships (including, without limitation, joint ventures, marketing or distribution arrangements, collaboration agreements or intellectual property license agreements) approved by a majority of the disinterested directors of the Company, provided that such Ordinary Shares are issued as “restricted securities” (as defined in Rule 144 ) and carry no registration rights that require or permit the filing of any registration statement in connection therewith during the Restricted Period, provided, further, that (w) the primary purpose of such issuance is not to raise capital, and (x) the purchaser or acquirer or recipient of the securities in such issuance solely consists of either (I) the actual participants in such strategic or commercial alliance, strategic or commercial licensing arrangement or strategic or commercial partnership, (II) the actual owners of such assets or securities acquired in such acquisition or merger or (III) the stockholders, partners, employees, consultants, officers, directors or members of the foregoing Persons, in each case, which is, itself or through its subsidiaries, an operating company or an owner of an asset, in a business synergistic with the business of the Company and shall provide to the Company additional benefits in addition to the investment of funds, and (y) the number or amount of securities issued to such Persons by the Company shall not be disproportionate to each such Person’s actual participation in (or fair market value of the contribution to) such strategic or commercial alliance or strategic or commercial partnership or ownership of such assets or securities to be acquired by the Company, as applicable; and (iv) Ordinary Shares issued pursuant to that certain Common Stock Purchase Agreement, dated as of November 21, 2024, by and between the Company and White Lion Capital, LLC.

7. Cure Period Conversions and Exercises. For the avoidance of doubt, during a Cure Period, each Forbearance shall cease to be effective unless and until the applicable Forbearance Default is cured during such Cure Period (and no other Default then exists). Notwithstanding anything to the contrary herein, if the Investor converts and/or exercises (as the case may be) any portion of the Purchased Securities during a Cure Period, the aggregate Conversion Amount (as defined in the Purchased Notes) and/or the aggregate Aggregate Exercise Price (as defined in the Purchased Warrants) (as the case may be), shall be applied as follows: (x) first, to the Note Purchase Price in reverse order commencing on the last Note Installment Amount on the Installment Schedule, until such Note Installment Amount is paid in full, then the prior Note Installment Amount, if any, respectively, until the Note Purchase Price is satisfied in full and (ii) second, to the Warrant Purchase Price in reverse order commencing on the last Warrant Installment Amount on the Installment Schedule, until such Warrant Installment Amount is paid in full, then the prior Warrant Installment Amount, if any, respectively.

8. Termination. Upon the occurrence of a Default, the Forbearances and any waiver of any provision contained in the Existing Transaction Documents shall terminate and be of no further force and effect. Notwithstanding anything to the contrary herein, in the event of a Default, the Company agrees that any and all Installment Payments made hereunder shall be deemed as nonrefundable liquidated damages and not as a penalty or as payment under the Original Securities; provided that, if the Company pays the Investor an amount in cash equal to 100% of the outstanding Aggregate Payment Amount within fifteen (15) Business Days of such Default, the Investor hereby (i) grants the Additional Closing Waiver, (ii) agrees that the Note Repurchase shall have occurred and (iii) agrees that the Warrant Repurchase shall have occurred.

9. Ratification. Except as specifically provided in this Agreement, all other terms and conditions of the Transaction Documents (as defined in the Existing Securities Purchase Agreements, as applicable) remain in full force and effect and are hereby ratified and confirmed in all respects.

10. Transfer Agent Instructions. On or prior to the date hereof, the Company shall execute and deliver updated irrevocable transfer agent instructions to the Transfer Agent (the “Irrevocable Transfer Agent Instructions”), which shall irrevocably instruct the Transfer Agent to increase the reserve with respect to the Original Securities to at least 100,000,000 Ordinary Shares.

11. Effective Time. This Agreement shall be deemed to be effective (the “Effective Time”) upon the latest of (a) the time of due execution and delivery by the Company and the Investor of this Agreement, (b) such time that the Company shall have delivered to the Investor a copy of the Irrevocable Transfer Agent Instructions, in the form acceptable to the Investor, which instructions shall have been delivered to and acknowledged in writing by the Transfer Agent, and (c) such time that the Company Legal Fee Amount is paid.

12. Representations and Warranties of the Company. The Company represents and warrants to Investor as of the date hereof as follows:

a. Organization, Good Standing and Authorization. The Company is duly incorporated, validly existing and in good standing under the laws of the British Virgin Islands with full right, corporate, partnership, limited liability company or similar power and authority to enter into and to consummate the transactions contemplated by the Agreement and otherwise to carry out its obligations hereunder. The execution and delivery of the Agreement and the consummation by the Company of the transactions contemplated hereby have been duly authorized by the Company’s board of directors or other governing body, as applicable, and no further filing, consent or authorization is required by the Company, its Subsidiaries, their respective boards of directors or their shareholders or other governing body, on the part of the Company.

b. Enforceability. The Agreement has been duly executed by the Company, and when delivered by the Company in accordance with the terms hereof, will constitute the valid and legally binding obligation of the Company, enforceable against it in accordance with its terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies and except as rights to indemnification and to contribution may be limited by federal or state securities law.

c. No Conflicts. The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby will not (i) result in a violation of the certificate of incorporation, as may be amended from time to time, of the Company, the Memorandum of Association, and Articles of Association, or the certificate of formation, memorandum of association, articles of association, bylaws or other organizational documents of the Company or any of its Subsidiaries, or any share capital or other securities of the Company or any of its Subsidiaries, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) in any respect under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its Subsidiaries is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including, without limitation, foreign, federal and state securities laws and regulations and the rules and regulations of the Principal Market and including all applicable foreign, federal and state laws, rules and regulations, including, without limitation, the laws, rules and regulations of the British Virgin Islands, Thailand and/or the People’s Republic of China as applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected), except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

d. Information. The Company confirms that neither it nor to its knowledge any other Person acting on its behalf has provided the Investor or any of its agents or counsel with any information that constitutes or could reasonably be expected to constitute material, non-public information concerning the Company or any of its subsidiaries, other than the existence of the transactions contemplated by this Agreement. The Company understands and confirms that the Investor will rely on the foregoing representations in effecting transactions in securities of the Company.

13. Representations and Warranties of Investor. Investor represents and warrants to the Company as of the date hereof as follows:

a. Authority. The execution, delivery and performance by the Investor of this Agreement and the consummation of the transactions contemplated hereby will not will not (i) result in a violation of the organizational documents of the Investor, or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Investor is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to the Investor, except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which could not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of the Investor to perform its obligations hereunder.

b. Enforceability. This Agreement has been duly executed and delivered by Investor and is a valid and binding agreement, enforceable against Investor in accordance with its terms, except as such enforceability may be limited by general principles of equity or to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

c. Ownership of Securities. Investor owns and has valid title to the Purchased Notes and the Purchased Warrants free and clear of all liens. Investor has not sold, assigned or otherwise transferred to any third party any of the Investor’s right, title or interest in or to any of the Purchased Notes or the Purchased Warrants, and the Investor has not agreed to do the same.

14. Disclosure of Transactions and Other Material Information. The Company shall, on or before 8:30 a.m., New York City Time, on the first Business Day after the date of this Agreement, publicly issue a Report of Foreign Private Issuer on Form 6-K (the “6-K Filing”) disclosing all material terms of the transactions contemplated hereby. From and after the issuance of the 6-K Filing, the Investor shall not be in possession of any material, nonpublic information received from the Company, any of its Subsidiaries or any of its respective officers, directors, employees or agents, that is not disclosed in the 6-K Filing. In addition, effective upon the issuance of the 6-K Filing, the Company acknowledges and agrees that any and all confidentiality or similar obligations under any agreement, whether written or oral, between the Company, any of its Subsidiaries or any of their respective officers, directors, affiliates, employees or agents, on the one hand, and the Investor or any of its affiliates, on the other hand, shall terminate. The Company shall not, and shall cause each of its Subsidiaries and each of their respective officers, directors, employees and agents, not to, provide the Investor with any material, nonpublic information regarding the Company or any of its Subsidiaries from and after the date hereof without the express written consent of the Investor. To the extent that the Company delivers any material, non-public information to the Investor without the Investor’s consent, the Company hereby covenants and agrees that the Investor shall not have any duty of confidentiality with respect to, or a duty not to trade on the basis of, such material, non-public information. The Company shall not disclose the name of the Investor in any filing, announcement, release or otherwise, unless such disclosure is required by law or regulation, except this initial 6-K Filing and any further disclosure in any Securities Act and Exchange Act filings covering the same subject matter.

15. Fees. The parties shall reimburse Kelley Drye & Warren LLP, on demand, for all costs and expenses incurred by it in connection with preparing and delivering this Agreement in an aggregate non-accountable amount equal to $76,000, of which the Company shall pay $50,000 (the “Company Legal Fee Amount”) and the Investor shall pay $26,000.

16. Entire Agreement. The Agreement constitutes the entire understanding and agreement of the Parties with respect to the subject matter hereof and supersedes all prior and/or contemporaneous oral or written proposals or agreements relating thereto all of which are merged herein. This Agreement may not be amended or any provision hereof waived in whole or in part, except by a written amendment signed by all the parties. No waiver of any provision of this Agreement shall be effective unless it is in writing and signed by an authorized representative of the waiving Party.

17. Miscellaneous Provisions. Section 9 of the 2025 Securities Purchase Agreement (other than subsections (e), (k), (q) and (r) thereof) is hereby incorporated by reference herein, mutatis mutandis.

(Signature page follows.)

IN WITNESS WHEREOF, each of the Parties have caused their respective signature page to this Agreement to be duly executed as of the date first written above.

COMPANY

NEWGENIVF GROUP LIMITED

/s/ Siu Wing Fung Alfred
By:	Siu Wing Fung Alfred
Title:	CEO

INVESTOR

JAK OPPORTUNITIES VI LLC

/s/ Antonio Ruiz-Gimenez
By:	Antonio Ruiz-Gimenez
Title:	Managing Member

Aggregate Amount Outstanding (Including Principal and Accrued Interest) under the 2024 Original Note as of the date hereof: $475,000

Aggregate Amount Outstanding (Including Principal and Accrued Interest) under the 2025 Original Note as of the date hereof: $3,150,000

Aggregate Number of Ordinary Shares issuable upon exercise of the Original Warrants as of the date hereof: 1,143,208

SCHEDULE I

Installment Schedule

(1)	(2)	(3)	(4)	(5)
Installment Date	Note Installment Amount	Warrant Installment Amount	Forbearance Installment Amount	Aggregate Installment Amount
June 15, 2026[1]	$250,000	$-	$-	$250,000
June 30, 2026	$250,000	$-	$-	$250,000
July 15, 2026	$250,000	$-	$-	$250,000
July 30, 2026	$250,000	$-	$-	$250,000
August 14, 2026	$250,000	$-	$-	$250,000
August 29, 2026	$250,000	$-	$-	$250,000
September 13, 2026	$500,000	$-	$-	$500,000
September 28, 2026	$500,000	$-	$-	$500,000
October 13, 2026	$500,000	$-	$-	$500,000
October 28, 2026	$500,000	$-	$-	$500,000
December 1, 2026	$515,625	$-	$-	$515,625
December 15, 2026	$515,625	$50,000	$187,500	$753,125
January 1, 2027	$-	$50,000	$187,500	$237,500
February 1, 2027	$-	$50,000	$187,500	$237,500
March 1, 2027	$-	$50,000	$187,500	$237,500
April 1, 2027	$-	$50,000	$187,500	$237,500
May 1, 2027	$-	$50,000	$187,500	$237,500
June 1, 2027	$-	$50,000	$187,500	$237,500
July 1, 2027	$-	$50,000	$187,500	$237,500
August 1, 2027	$-	$50,000	$187,500	$237,500
September 1, 2027	$-	$50,000	$187,500	$237,500
October 1, 2027	$-	$50,000	$187,500	$237,500
November 1, 2027	$-	$50,000	$187,500	$237,500
Totals	$4,531,250	$600,000	$2,250,000	$7,381,250

[1]	Or, if later, at such time that the Agreement is signed.

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